Exhibit 99.1

Worksport Receives First Trademark Registration in China for Worksport Brand

TORONTO – February 18, 2021 — Worksport Ltd (OTC: WKSP) (or the “Company”) has received official notice from the trademark office in China that it has been granted exclusive use of its Worksport trademark in the People’s Republic of China for the next ten (10) years. A first for Worksport, the China-based trademark allows Worksport to expand its international presence and grow globally without fear of losing brand equity from similar products or trademarks either made in or exported from the vast 1.4 billion-person-strong Chinese market. Worksport is the leading manufacturer of solar and conventional tonneau covers for the international light-truck markets.

“Winning trademark protection in China is the first part of Worksports ambitious strategy to not only set the stage for a global footprint in solar-powered, light-truck tonneau cover markets, but also to expand our TerraVis™ solar technology systems in a market that is ripe for a fresh new player providing differentiating solutions for renewable, sustainable power production, storage, and deployment. The TerraVis™ technology will go beyond just automotive light-truck markets. Worksport is already working on an outgrowth TerraVis™ offering of modular, mobile, solar-charging stations for smaller form-factor EVs – and plans to support all EV sizes - as well as roll out implementations for recreation, marine, and transportation vehicle markets,” Worksport CEO Steven Rossi said.

Rossi said that the Company was “very excited” about this achievement. It is indeed a major addition to its growing international Intellectual Property Portfolio of 30+ patents and trademarks, which is rapidly becoming an increasingly valuable Company asset. This China-based trademark is the Company’s second trademark protection announced this year, with the first being for its TerraVis COR™ line of mobile battery packs in the U.S. The company looks forward to continuously developing and building the Worksport brand into a reputable force, one that will be a major player in the nearly $15-trillion GDP Chinese economy. “We expect to expand expeditiously, penetrating the broadening global markets in parallel with our patent- and trademark-protected products in North America,” Rossi said. “We aim to be a global household brand name, and this achievement is another milestone contributing to our history of successes.”

To stay up-to-date on all the latest Worksport news investors, supporters, and shareholders are encouraged to follow the company’s social media accounts on Twitter, Facebook, LinkedIn, and Instagram, as well as sign up for the company’s newsletters at www.worksport.com and www.goterravis.com. Worksport will continue to update shareholders, supporters, and investors to maintain the highest level of disclosure and information dissemination as Worksport continues to grow and develop at a very rapid pace.

About Worksport Ltd.

Worksport Ltd. (currently OTCQB: WKSP) develops and manufactures high quality, modular, attractively priced tonneau covers and solar-powered systems for light-duty trucks such as the Sierra, Silverado, Canyon, RAM, Ford F-Series, et al. and consumer adventures & emergency/ disaster-recovery purposes, where portable energy is a necessity. The modular, redefining Worksport TerraVis™ tonneau cover system is being mindfully designed for the jobsite contractor and off-road, light-duty trucker - for work and play - to sustainably supply extra energy for those additional miles. Its allied TerraVis COR™ mobile energy storage system (ESS), expected to launch by end of 2021, will be another redefining product targeted for vacationers, second-home owners, and campers. Plans are also being constructed to address the dire adoption & scaling needs of the EV markets with grid micro-charging stations to provide convenience and efficiency in recharging to smaller form-factor EVs. For more information, please visit www.worksport.com and www.goterravis.com.

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For further information please contact:

Mr. Steven Rossi

CEO & Director

Worksport, Ltd

T: 1-888-554-8789

E: srossi@worksport.com

Forward-Looking Statements

This document may contain forward-looking statements, relating to Worksport™ operations or to the environment in which it operates, which are based on Worksport™ operations, estimates, forecasts and projections. These statements are not guarantees of future Company performance and may involve risks and uncertainties that are difficult to predict, and/or are beyond Worksport’s control. A number of important factors could cause actual outcomes and results to differ materially from those expressed in these forward-looking statements. Consequently, readers should not place any undue reliance on such forward-looking statements. Worksport™ disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. No Stock Exchange or Regulation Services Provider accepts responsibility for the adequacy or accuracy of this release.